UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

Jingbo Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56570	47-3240707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou , Zhejiang, China	310000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 57187197085

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on November 18, 2024, Jingbo Technology, Inc. (the “Company”) entered into a Shares Exchange Agreement (the “Shares Exchange Agreement”), Xinghe Technology Limited, a British Virgin Islands company (“Xinghe”), and Hangdu Technology Limited, a British Virgin Islands company and the sole shareholder of Xinghe (“Hangdu”). Pursuant to the Share Exchange Agreement, the Company will issue 550,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company to Hangdu, in consideration for the acquisition of all the issued and outstanding shares in Xinghe (the “Acquisition”). Hangdu will transfer all the issued and outstanding shares of Xinghe at the closing of the Share Exchange Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 9, 2024, the Acquisition was completed pursuant to the terms of the Shares Exchange Agreement dated November 18, 2024 described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2024. As consideration for the Acquisition, the Company issued 550,000,000 shares of Common Stock to Hangdu in exchange for the 50,000 ordinary shares, representing all the issued and outstanding shares of Xinghe, owned by Hangdu. After the Acquisition, Hangdu became the largest shareholder of Jingbo and held approximately 99.0% issued and outstanding shares of Jingbo. Xiujuan Chen, a citizen of People’s Republic of China, is the sole shareholder of Hangdu. Xinghe is the sole shareholder of Keqiao Limited, which is incorporated in Hong Kong and holds 100% of Guangzhou Keqiao Enterprise Management Consulting Co., Ltd. (“Keqiao WFOE”), which is incorporated in Guangzhou, China. Keqiao WFOE entered into a series of contractual arrangements, including equity pledge agreements, shareholders’ voting rights proxy agreement, exclusive business cooperation agreements, and exclusive call option agreements, with Guangzhou Keqiao Technology Co., Ltd. (“Guangzhou Keqiao”), giving Keqiao WFOE’s right to control and operate the business of Guangzhou Keqiao. Guangzhou Keqiao is the sole shareholder of Shaoxing Keqiao Zhuyi Technology Co., Ltd. (“Shaoxing Keqiao”), an innovative technology company incorporated in China specializing in intelligent parking projects. After the Acquisition, Jingbo will continue its smart parking business in Zhejiang, China. Shaoxing Keqiao is an innovative technology company specializing in intelligent parking projects in Zhejiang, China. The platform owned by Shaoxing Keqiao supports online payment of parking fees, enabling seamless access to parking spaces, which greatly improves the user’s parking experience. Shaoxing Keqiao utilizes modern information technologies such as the Internet of Things, big data, cloud computing, and mobile payment to provide solutions for the intelligent management and service of urban parking resources. Prior to the Acquisition, the Company’s ability to continue as a going concern was dependent on long-term loan in the amount of $22,032,891 (the “Debt”) owed to Shaoxing Keqiao. Following the Acquisition, the Company no longer owes the Debt to Shaoxing Keqiao or to the controlling person of Shaoxing Keqiao.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 and Item 2.01 above regarding the Acquisition is incorporated by reference into this Item 3.02.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 1.01 and Item 2.01 of this Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The following financial statements of Xinghe for the years ended February 29, 2024 and February 28, 2023, and the related notes to the financial statements, are filed as Exhibit 99.1 hereto and are incorporated herein by reference; and

The unaudited condensed financial statements of Xinghe for the for the six months ended August 31, 2024 and 2023, and the related notes to the condensed financial statements, are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of the Company, giving effect to the Acquisition, is attached as Exhibit 99.3 hereto:

The unaudited pro forma condensed combined financial statements of the Company for the six months ended August 31, 2024 and for the year ended February 29, 2024, and the related notes to the pro forma condensed combined financial statements, are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description
23.1	Consent of GGF CPA LTD
99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Xinghe
99.2	Historical audited financial statements of Xinghe Technology Limited for the years ended February 29, 2024 and February 28, 2023 and historical unaudited condensed financial statements of Xinghe Technology Limited for the six months ended August 31, 2024 and 2023
99.3	Unaudited pro forma combined financial statements of Xinghe Technology Limited for the six months ended August 31, 2024 and for the year ended February 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Jingbo Technology, Inc.

Date: December 12, 2024	By:	/s/ Guowei Zhang
Guowei Zhang, Chief Executive Officer

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